                                                                       Exhibit 4

                                                                  EXECUTION COPY

         --------------------------------------------------------------

                       SUBORDINATED BRIDGE LOAN AGREEMENT

                                  by and among

                     DALEEN TECHNOLOGIES, INC., as Borrower

                                       and

                            BEHRMAN CAPITAL II, L.P.

                                       and

                      STRATEGIC ENTREPRENEUR FUND II, L.P.,

                                   as Lenders

                             Dated as of May 7, 2004

         --------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                    Page
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
1.   The Transaction................................................................   1
     1.1.    Issuance of Notes......................................................   1
     1.2.    Note Terms.............................................................   1
     1.3.    Warrants...............................................................   2

2.   Closing. ......................................................................   3

3.   Use of Proceeds................................................................   3

4.   Future Issuances of Preferred Stock............................................   4

5.   Representations and Warranties of the Borrower.................................   4
     5.1.    Organization...........................................................   4
     5.2.    Power and Authority....................................................   4
     5.3.    Capitalization.........................................................   4
     5.4.    SEC Filings............................................................   4
     5.5.    Financial Statements...................................................   4
     5.6.    No Directed Selling Efforts or General Solicitation....................   5
     5.7.    Brokers. ..............................................................   5

6.   Representations and Warranties of the Lenders..................................   5
     6.1.    Investment Representations.............................................   5
     6.2.    Organization; Authority; Enforceability................................   5

7.   Conditions to Closing..........................................................   6
     7.1.    Conditions to Each Lender's Obligations................................   6
     7.2.    Conditions to Borrower's Obligations...................................   6

8.   Post-Closing Covenants of the Borrower.........................................   7
     8.1.    No Conflicting Agreements..............................................   7
     8.2.    Compliance with Laws...................................................   7

9.   Survival of Representations, Warranties and Covenants; Indemnification.........   7
     9.1.    Survival...............................................................   7
     9.2.    Indemnification........................................................   7

10.  Miscellaneous..................................................................   7
     10.1.   Definitions............................................................   8


     10.2.   Construction...........................................................   8
     10.3.   Entire Agreement; No Third-Party Beneficiaries.........................   8
     10.4.   Notices. ..............................................................   9
     10.5.   Amendment..............................................................   9
     10.6.   Counterparts...........................................................   9
     10.7.   Governing Law; Severability............................................   9
     10.8.   Assignment.............................................................   9
     10.9.   Waiver of Jury Trial...................................................   9
     10.10.  Submission to Jurisdiction.............................................   9
     10.11.  Certain Understandings.................................................  10
     10.12.  Attorneys' Fees........................................................  10

                                    EXHIBITS

Exhibit A         Promissory Note
Exhibit B         Form of Compliance Certificate
Exhibit C         Form of Subordination Agreement



TABLE OF SCHEDULES

Schedule 5.2           Power and Authority
Schedule 5.3           Capitalization

                       SUBORDINATED BRIDGE LOAN AGREEMENT

                                   May 6, 2004

     The parties to this SUBORDINATED BRIDGE LOAN AGREEMENT (this "Agreement") are DALEEN TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), and Behrman Capital II, L.P., a Delaware limited partnership ("Behrman") and Strategic Entrepreneur Fund II, L.P., a Delaware limited partnership ("SEF") (each of Behrman and SEF, a "Lender" and, collectively, the "Lenders").

     The Borrower is seeking to obtain a loan from the Lenders for the purposes described in Section 3 hereof. The Borrower wishes to issue to the Lenders Revolving Promissory Notes in substantially the form attached hereto as Exhibit A (each, a "Note" and, collectively, the "Notes") in an aggregate principal amount of up to $5.1 million, and each Lender wishes to hold its Note, all on the terms and subject to the conditions set forth in this Agreement.

     Accordingly, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

     1.   The Transaction.

          1.1. Issuance of Notes. (a) Subject to the other provisions of this Agreement, the Borrower shall issue to the Lenders the Notes in the aggregate maximum principal amount of $5.1 million, with the maximum principal amount of each Lender's Note to be as set forth beneath their respective signature to this Agreement. An initial draw of $1,600,000 shall be funded by wire transfer of immediately available funds to Borrower at closing (the "Initial Closing"), which shall occur on the Initial Closing Date (as hereinafter defined). Additional loans under this Agreement and the Note, the principal amounts of which shall aggregate with the then outstanding principal amount to not more than the aggregate maximum principal amount of the Notes, shall be made within two business days of delivery of written notice by Daleen of a request for funding of the same, accompanied by a certificate executed by an authorized officer of Daleen in the form of Exhibit B hereto, provided that such further drawings shall be in increments of not less than $100,000, and, provided further, that no such additional loan may be drawn hereunder in the absence of such a certificate. Such notice shall specify the purposes for which Borrower proposes to use the proceeds of such funds. To the extent such purposes are other than those stated in clause (a) of Section 3 of this Agreement, then, in addition to any other conditions and requirements that must be satisfied prior to the funding of such loan, the funding of such loan shall also be subject to the prior written consent of the Lenders. No additional loans may be drawn under this Agreement or the Note on or after May 25, 2005. The Lenders may, by written notice delivered to the Borrower, require the Borrower to draw the maximum permitted principal amount under this Agreement on or up to two business days prior to the scheduled Effective Time under the Agreement and Plan of Merger and Share Exchange, of even date herewith, by and among the Borrower, Daleen Holdings, Inc., Parallel Acquisition, Inc., and the Lenders.

          1.2.  Note Terms.

          (a)   Each Note issued shall be a non-negotiable promissory note.

          (b) Each Note shall be payable on such further terms and conditions as are set forth on Exhibit A attached hereto. A Note may not be assigned by a Lender without the prior written consent of the Borrower.

          (c) Each Note is acknowledged to be subject to a Note Purchase Agreement, of even date herewith, by and among the Lenders and Daleen Holdings, Inc., a Delaware corporation (the "Note Purchase Agreement").

          (d) Borrower grants to Lenders a continuing security interest in all presently existing and later acquired assets (whether tangible or intangible) of the Borrower and its subsidiaries to secure all obligations and performance of each of Borrower's duties under this Agreement and the Note. Any security interest will be subordinated to the security interests and other rights of the Bank and Exim pursuant to the Subordination Agreement, as described in Section 4 below. The Borrow covenants and agrees to deliver such security agreements, documents and other instruments as may be reasonably requested by Lenders in order to give effect to the foregoing security interest.

          1.3. Release and Covenant Not to Sue. (a) When capitalized in this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall mean, with respect to persons or any entity or person, as applicable, that entity's or person's past, present and future predecessors, successors, assigns, officers, directors and shareholders, partners, limited partners, agents, employees, attorneys and other representatives, divisions, subsidiaries, parent corporations and other affiliates. The term "Affiliate" includes the officers, directors, shareholders, partners, limited partners and employees of any person or entity qualifying as an Affiliate under the immediately preceding sentence.

          "Claims" shall mean any claims, counterclaims, cross-claims, actions, causes of action, rights, disputes, controversies, judgments, debts, agreements, contracts, covenants, promises, representations, misrepresentations, allegations, demands, obligations, duties, suits, rights of contribution and indemnity, liens, expenses, assessments, penalties, charges, injuries, losses, costs (including, without limitation, attorneys fees and costs incurred), damages (including, without limitation, compensatory, consequential, bad faith or punitive damages), sanctions, and liabilities, direct or indirect, of any and every kind, character, nature and manner whatsoever, in law or in equity, civil or criminal, administrative or judicial, contract, tort (including, without limitation, bad faith, fraud and negligence of any kind) or otherwise, whether now known or unknown, claimed or unclaimed, asserted or unasserted, suspected or unsuspected, claimed or concealed, discovered or undiscovered, accrued or unaccrued, anticipated or unanticipated, fixed or contingent, liquidated or unliquidated, state or federal, under common law, statute or regulation.

          (b) In consideration for the entry of the Lenders into this Agreement and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and except for Claims arising under the specific terms of this Agreement, the Borrower and its respective Affiliates, unconditionally and without reservation, hereby RELEASES, ACQUITS AND FOREVER DISCHARGES each of the Lenders and its Affiliates, jointly and severally, from any and all manner of Claims, without regard to the date of occurrence, which the Borrower or any of its respective Affiliates ever had, now has, ever may have or claim to have in the future against the Lenders or any of their Affiliates, for, upon, or by reason of any act, matter, cause or thing whatsoever from the beginning of time to and including the date of the Initial Closing, resulting from, based upon, related to or connected with, in any way, directly or indirectly, the Asset Purchase Agreement, dated as of October 7, 2002, by and among the Borrower, Daleen Solutions, Inc., a Delaware corporation, and Abiliti Solutions, Inc., a Missouri Corporation (the "Asset Purchase Agreement").

          (c) The releases set forth in paragraph (b) above shall constitute an accord and satisfaction in substitution of all of the Claims the Borrower and its Affiliates ever had, now have, ever may have or claim to have in the future against any Lender or its Affiliates, for, upon, or by reason of any act, matter, cause or thing whatsoever from the beginning of time to and including the date of the Initial Closing, arising out of, resulting from, based upon, related to or connected with, in any way, directly or indirectly, the Asset Purchase Agreement.

          (d) Subject to and effective only upon the Initial Closing having occurred, the Borrower and its Affiliates irrevocably covenant that they shall not, except as may be necessary to enforce the specific terms of this Agreement, hereafter commence or cause to be commenced, join in, assist, or in any manner seek relief through, directly or indirectly, any suit, action, agency or other proceeding, Claim or demand, counterclaim or cross-claim of any kind or character whatsoever against each other, for, upon, or by reason of any act, matter, cause or thing whatsoever from the beginning of time to and including the date hereof arising out of, resulting from, based upon, related to or connected with, in any way, directly or indirectly, the Asset Purchase Agreement.

          A party hereafter violating the covenant not to sue contained in the immediately preceding paragraph shall indemnify and hold harmless the other party or parties with respect to the act or acts constituting such violation, including without limitation by payment of all damages and attorneys' fees and expenses incurred by the other party or parties in connection with such act or acts.

          (b) The Borrower shall promptly execute and deliver to the Escrow Agent (as such term is defined in the Asset Purchase Agreement, dated as of October 7, 2002, by and among the Borrower, Daleen Solutions, Inc., a Delaware corporation, and Abiliti Solutions, Inc., a Missouri Corporation (the "Asset Purchase Agreement") and its exhibits) all such notices, instructions and instruments as are necessary to cause the Escrow Agent to release from escrow all shares of the capital stock of the Borrower and all certificates and instruments representing any of the foregoing, and to deliver the same to the Lenders free and clear of all further lien and encumbrance (other than liens and encumbrances created by the Lenders). The parties agree that such released shares and warrants shall be deemed by the parties to have an aggregate value as of the date of such release of $__________, and covenant not to take a position on any filing or report for tax purposes that is inconsistent with such valuation without the prior written consent of the other parties, which may be withheld in their reasonable discretion.

          (c) This Agreement is entered into for the purpose, inter alia, of effecting a compromise and settlement of disputed claims and for the purpose of avoiding litigation, and nothing contained in this Agreement shall constitute or be deemed an admission of liability or fault on the part of any party hereto, each of which specifically denies any such liability or fault.

     2. Closing. The Initial Closing shall take place at the offices of Kirkpatrick & Lockhart LLP, 599 Lexington Avenue, New York, New York, at 11 a.m. local time on May 6, 2004, or at such other place or time, or on such other date, as the Borrower and the Lenders shall agree. At the Initial Closing, the Borrower shall deliver to the Lenders the Notes, against delivery to the Borrower of the principal amount thereof. The date and time of the Initial Closing is hereinafter referred to as the "Initial Closing Date."

     3. Use of Proceeds. The Borrower shall use the proceeds of the issuance of the Notes (a) to fund a $1,500,000 working capital facility to be made available by Daleen to Protek Network Management (UK) Limited, a company organized under the laws of England and Wales and a wholly owned subsidiary of Protek Telecommunications Solutions Limited, pursuant to a Working Capital Facility Agreement of even date herewith (the "Protek Facility") and (b) for such other purposes as the Lenders may approve in writing in their sole discretion, including the funding of the working capital requirements of the Borrower and its subsidiaries.

     4. Subordination. The Notes and the indebtedness represented thereby shall be subordinated to the Borrower's indebtedness to Silicon Valley Bank (the "Bank") and the United States Export-Import Bank ("Exim") under that certain Export-Import Bank Loan and Security Agreement, dated February __, 2004, by and among Borrower and Bank (the "Exim Agreement") and the other agreements and security agreements referenced therein, pursuant to a Subordination Agreement by and among the Lenders and the Bank in substantially the form of Exhibit C hereto.

     5. Representations and Warranties of the Borrower. Subject to and except as set forth on any of the Schedules to this Agreement, the Borrower represents and warrants to each Lender as follows:

          5.1. Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own and operate its properties and to carry on its business as now conducted.

          5.2. Power and Authority. The Borrower has the requisite power and authority to enter into this Agreement, and to issue the Notes (collectively, this Agreement and the Notes are "Transaction Documents") and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Except as set forth on Schedule 5.2, the execution and delivery of the Transaction Documents and the performance by the Borrower of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the Borrower. Except as set forth on Schedule 5.2, this Agreement, and, upon issuance, each Note, is or will be upon issuance a valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and to the general principles of equity. As of the date hereof, the execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Borrower, and the consummation of the transactions contemplated hereby and thereby, will not result in a material breach or material default under any organizational document, agreement, instrument or other document by which the Borrower is bound or otherwise violate any instrument, judgment, decree, order, statute, rule or regulation by which the Borrower is bound.

          5.3. Capitalization. Schedule 5.3 sets forth (a) the authorized capital stock of the Borrower on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Borrower's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to the securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Borrower. All of the issued and outstanding shares of the Borrower's capital stock have been duly authorized, validly issued and nonassessable.

          5.4. SEC Filings. The Borrower has made available to the Lenders through the EDGAR system true, correct and complete copies of the Borrower's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "10-K") and all other reports filed by the Borrower pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the filing of the 10-K and prior to the date hereof (collectively, the "SEC Filings"). At the time of the filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading.

          5.5. Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Borrower as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act).

          5.6. No Directed Selling Efforts or General Solicitation. Neither the Borrower nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) in connection with the offer or sale of the Notes.

          5.7. Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any person on behalf of the Borrower in such manner as to give rise to any valid claims against the Borrower for any brokerage or finder's commission, fee or similar compensation.

     6. Representations and Warranties of the Lenders. Each Lender hereunder, severally and not jointly, represents and warrants to the Borrower as follows:

          6.1. Investment Representations. (a) The Lender understands that the Notes have not been registered under the Securities Act, or any state or foreign securities laws, and will be issued to the Lender by reason of specific exemptions under the provisions thereof that depend in part upon the other representations and warranties made by the Lender in this Agreement.

          (b) The Lender understands that the Notes are "restricted securities" under applicable federal and state securities laws, and that the Securities Act, the rules of the Securities and Exchange Commission promulgated thereunder and such state securities laws provide in substance that the Lender may sell, transfer or otherwise dispose of such Notes only pursuant to an effective registration statement under the Securities Act and such state securities laws or an exemption from registration, if available.

          (c) The Lender is acquiring the Notes for investment only and not with a view to or in connection with any resale or distribution of any part thereof in violation of the Securities Act. The Lender has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of its Notes or any interest therein.

          (d) The Lender has not received, paid or given, directly or indirectly, any commission or remuneration for or on account of any sale, or the solicitation of any sale, of the Notes.

          (e) The Lender is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the specific purpose of acquiring the Notes.

          (f) The Lender has sufficient knowledge and experience in investing in companies similar to the Borrower so as to be able to evaluate the risks and merits of investment in the Notes, and it is able financially to bear the risks thereof.

          6.2. Organization; Authority; Enforceability. The Lender has full power and authority to enter into this Agreement and to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The Lender has the funds, or access to the funds, necessary to perform fully its obligations hereunder. The execution and delivery of this Agreement and the other Transaction Documents and the performance by the Lender of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Lender. Each of this Agreement and the other Transaction Documents is a valid and binding obligation of the Lender, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, receivership, moratorium, and other similar laws affecting the rights and remedies of creditors generally and to the general principles of equity. As of the date hereof, the execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Lender, and the consummation of the transactions contemplated hereby and thereby, will not result in a material breach or material default under any organizational document, agreement, instrument or other document by which the Lender is bound or otherwise violate any instrument, judgment, decree, order, statute, rule or regulation by which Lender is bound.

          6.3. Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any person on behalf of the Lender in such manner as to give rise to any valid claims against the Lender for any brokerage or finder's commission, fee or similar compensation.

     7.   Conditions to Closing.

          7.1. Conditions to Each Lender's Obligations. The obligations of each Lender to consummate a closing of any funding hereunder (each such closing, including the Initial Closing, a "Closing") shall be subject to the fulfillment and satisfaction, at or prior to such Closing, or the written waiver thereof, of the following conditions:

          (a) Representations and Warranties; Covenants. The representations and warranties made by the Borrower contained in this Agreement and the Transaction Documents shall be true and correct on and as of the date of such Closing (each such date, including the Initial Closing Date, a "Closing Date") with the same force and effect as though made on and as of such date. The Borrower shall have complied in all material respects with all covenants contained in this Agreement. All Closing conditions set forth below shall have been met as of such Closing.

          (b) No Injunction. No injunction or restraining order shall be in effect or overtly threatened in writing that restrains or prohibits the consummation of the transactions contemplated hereby, and no proceedings for such purpose shall be pending, and no federal, state, local or foreign law, rule or regulation shall have been enacted that prohibits, restricts or delays in any material respect the consummation of the transactions contemplated hereby.

          (c) Good Standing. The Borrower shall have delivered to the Lenders purchasing in such Closing evidence of the good standing of the Borrower in the State of Delaware issued by the Secretary of State of the State of Delaware and dated within a recent date of the applicable Closing Date.

          (d) Notes. The Borrower shall have delivered to the Lenders purchasing in such Closing the Notes, in substantially the form attached hereto as Exhibit A.

          (e) Facility Fee. The Borrower shall have delivered to Lenders or their designee a facility fee of $100,000.

          7.2. Conditions to Borrower's Obligations. The Borrower's obligation to consummate a Closing shall be subject to the fulfillment and satisfaction, at or prior to such Closing, of the written waiver thereof, of the following conditions:

          (a) Representations and Warranties; Covenants. The representations and warranties contained in this Agreement and made by each Lender purchasing in such Closing contained in this

Agreement shall be true and correct on and as of the applicable Closing Date with the same force and effect as though made on and as of such date. Each Lender purchasing in such Closing shall have complied in all material respects with all covenants contained herein to be complied with by such Lender at or prior to such Closing Date.

          (b) Funding of Notes. The Borrower shall have received the principal amount of the Notes to be held by each Lender at such Closing in immediately available funds.

     8.   Post-Closing Covenants of the Borrower.

          Until payment in full of the principal amount of all Notes, the Borrower covenants with each Lender as follows:

          8.1. No Conflicting Agreements. The Borrower shall not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Borrower's obligations to each Lender under the Transaction Documents.

          8.2. Compliance with Laws. The Borrower shall comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

          8.3. No Liens. The Borrower shall not create, incur, or allow any lien on any of its property, nor assign or convey any right to receive income, including the sale of any accounts, nor permit any of its subsidiaries to do so, nor permit any of its assets not to be subject to the security interest granted here, except for such liens and assignments as are required by the Exim Agreement to be effected in favor of the Bank and Exim.

     9.   Survival of Representations, Warranties and Covenants;
Indemnification.

          9.1. Survival. The representations, warranties, agreements, rights, and covenants of the Borrower and each Lender made in or pursuant to this Agreement shall survive the Initial Closing Date until the earlier of (a) the payment in full of the principal amount of all Notes held by such Lender and (b) May 30, 2005. The provisions of Sections 10.3, 10.4, 10.5, 10.7, 10.9, 10.10 and
10.12 shall survive the Initial Closing Date and the termination of this Agreement.

          9.2. Indemnification. (a) The Borrower shall indemnify each Lender against, and shall hold such Lender harmless from, any loss, demand, claim, allegation, assertion, action or cause of action, assessment, damage, deficiency, liability, cost, expense, diminution of value, fine, penalty, judgment, award or settlement, whether or not involving a third-party claim, that such Lender may incur or suffer by reason of the inaccuracy of any representation or warranty made by the Borrower (for as long as such representations and warranties survive), or the breach of any of the agreements or covenants of the Borrower contained in this Agreement.

          (b) Each Lender shall indemnify the Borrower against, and shall hold the Borrower harmless from, any loss, demand, claim, allegation, assertion, action or cause of action, assessment, damage, deficiency, liability, cost, expense, diminution of value, fine, penalty, judgment, award or settlement, whether or not involving a third-party claim, that the Borrower may incur or suffer by reason of the inaccuracy of any representation or warranty made by such Lender (for as long as such representations and warranties survive), or the breach of any of the agreements or covenants of such Lender contained in this Agreement.

     10.  Miscellaneous.

          10.1. Definitions. In addition to the other terms defined elsewhere in this Agreement, the following terms used in this Agreement have the meanings set forth below:

          "affiliate" has the meaning given that term in Rule 405 of the Securities Act, provided, however, that for purposes of Section 1.3 "Affiliates" shall have the meaning set forth therein.

          "business day" is a day on which the Borrower is open for business.


          "known," "to the knowledge" or similar variations thereof means (a) with respect to a natural person, the actual knowledge of such person; or (b) with respect to any other person, the actual knowledge of such person's executive officers.

          "party" or "parties" mean a party or the parties to this Agreement.

          "person" means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, any court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality (federal, state, local or foreign), or any other legal entity.

          10.2. Construction. As used in this Agreement, unless the context otherwise requires: (a) references to "Section" are to a section of this Agreement; (b) all "Exhibits" and "Schedules" referred to in this Agreement are to Exhibits and Schedules attached to this Agreement and are incorporated into this Agreement by reference and made a part of this Agreement; (c) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (d) the headings of the various sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

          10.3. Entire Agreement; No Third-Party Beneficiaries. Except as set forth in Section 4, this Agreement, the other Transaction Documents, and the documents referred to herein and therein, constitute the entire agreement among the parties with respect to the subject matter hereof, and no other agreements, warranties, representations or covenants regarding the subject matter hereof shall be of any force of effect unless in writing, executed by the party to be bound thereby and dated on or after the date hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

          10.4. Notices. Any and all notices or other communications or deliveries provided for or permitted hereunder shall be made in writing and shall be deemed to have been duly given or made for all purposes if sent by hand-delivery, registered first-class mail, telex, telecopier, or courier guaranteeing overnight delivery, as follows (or at such other address as shall have been furnished in writing given in accordance with this provision):

          (a)   if to the Borrower, to:

                Daleen Technologies, Inc.
                902 Clint Moore Road, Suite 230
                Boca Raton, FL
                Attention: Legal Department
                Facsimile No. (561) 981-1106
                with a copy to:

                Kirkpatrick & Lockhart LLP
                Henry W. Oliver Building
                535 Smithfield Street
                Pittsburgh, Pennsylvania 15222-2312
                Attention: Robert P. Zinn
                Facsimile No. (412) 355-6501

          (b) if to any Lender, to such Lender at its address or facsimile number set forth below its signature to this Agreement or at such other address or facsimile number as any party specifies by notice given to the other party in accordance with this Section.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

          10.5. Amendment. This Agreement may be amended, superseded, canceled, renewed or extended, and any terms hereof may be waived, only by a written instrument signed by the Borrower and each Lender.

          10.6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          10.7. Governing Law; Severability. This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of New York. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

          10.8. Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Except as contemplated by the Note Purchase Agreement, neither this Agreement nor any rights or duties hereunder may be assigned to any person without the written consent of the Borrower and each Lender, and any purported assignment of or attempt to assign the same shall be void and of no effect.

          10.9. Waiver of Jury Trial. THE PARTIES IRREVOCABLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING FROM OR RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH (INCLUDING THE OTHER TRANSACTION DOCUMENTS) OR ANY TRANSACTIONS CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

          10.10. Submission to Jurisdiction. Each party to this Agreement (a) hereby irrevocably submits itself and consents to the jurisdiction of the United States District Court for the State of New York located in New York, New York, or the state courts of the State of New York located in New York, New York, for the purpose of any suit, action or other proceeding in connection with this Agreement or the other Transaction Documents or to enforce a resolution, settlement, order or award made regarding this Agreement or the other Transaction Documents, (b) hereby irrevocably waives the right to commence any suit, action or other proceeding in connection with this Agreement or the other Transaction Documents in any other jurisdiction (including any foreign jurisdiction) that might otherwise be available by reason of their presence or other circumstances in connection with this Agreement or the other Transaction Documents, and (c) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court or that the suit, action or proceeding is improper.

          10.11. Certain Understandings. This Agreement does not constitute a partnership or joint venture among the parties.

          10.12. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any Note, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which such party is entitled.

      [Remainder of page intentionally left blank; signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.


DALEEN TECHNOLOGIES, INC.


By: /s/ Gordon D. Quick
Name: Gordon D. Quick
Title: President and Chief Executive Officer


LENDERS:

BEHRMAN CAPITAL II, L.P.

By:  /s/ Grant Behrman
Name: Grant Behrman
Title: Managing Member

Principal Amount of Notes: $5,031,775.26


STRATEGIC ENTREPRENEUR FUND II, L.P.

By: /s/ Grant Behrman
Name:  Grant Behrman
Title: General Partner

Principal Amount of Notes: $68,224.74

                                    EXHIBIT A

                                 Promissory Note

                                    EXHIBIT B

                             Compliance Certificate

     This Compliance Certificate is being delivered to Behrman Capital II, L.P., a Delaware limited partnership ("Behrman") and Strategic Entrepreneur Fund II, L.P., a Delaware limited partnership ("SEF") (each of Behrman and SEF, a "Lender" and, collectively, the "Lenders") in connection with that certain Subordinated Bridge Loan Agreement by and between Lenders and Daleen Technologies, Inc. ("Borrower") dated May __, 2004 (the "Agreement"). I, ____________________, the undersigned, do hereby certify as of this _____ day of
________, ____ that I am the duly elected, qualified and acting _______________ of Borrower and in that capacity, I do hereby further certify the following to the Lenders:

     1.   Satisfaction of Conditions. Each condition to a Closing set forth in
Section 7.1 is satisfied as of the date hereof.

     [Only if draw is made in whole or in part to fund Protek facility: 2. Protek Certificate. A true and complete copy of the certificate delivered by Protek Network Management (UK) Limited under the Working Capital Loan Facility dated May __, 2004 is attached hereto.]

          4. Purpose. This Compliance Certificate is being delivered to the Lenders to enable them to certify that the obligations in the Agreement are being satisfied in full .

          5. Capitalized Terms. Capitalized terms that are not otherwise defined herein shall have the meanings provided in the Agreement.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Compliance Certificate as of the ______ day of ___________,
__________.



     Print Name: ______________________

     Print Title: _____________________

                                  Schedule 5.2

                               Power and Authority


None.

                                  Schedule 5.3

                                 Capitalization

     As of the date hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, $0.01 par value per share (the "Common Stock"), of which 46,929,372 shares are issued and outstanding as of the date hereof; and (ii) 21,877,236 shares of Preferred Stock, $0.01 par value per share, of which (A) 3,000,000 shares are designated as Series A Convertible Preferred Stock (with no shares issued and outstanding); (B) 1,250,000 shares are designated as Series B Convertible Preferred Stock (with no shares issued and outstanding); (C) 1,222,222 shares are designated as Series C Convertible Preferred Stock (with no shares issued and outstanding); (D) 4,221,846 shares are designated as Series D Convertible Preferred Stock (with no shares issued and outstanding); (E) 686,553 shares are designated as Series D-1 Convertible Preferred Stock (with no shares issued and outstanding); (F) 1,496,615 shares are designated as Series E Convertible Preferred Stock (with no shares issued and outstanding); and (G) 588,312 shares are designated as Series F Preferred Stock (with 449,237 shares issued and outstanding as of the date hereof).

     Each share of Series F Preferred Stock is convertible into 122.4503 shares of common stock of the company.

     The Company has the following warrants outstanding to purchase the Company common stock: (a) warrants to purchase 11,332,138 shares at an exercise price of $0.9060 per share; (b) warrants to purchase 500,000 shares at an exercise price of $0.17 per share; and (c) warrants to purchase 250,000 shares at an exercise price of $0.17 per share.

     The Company has warrants outstanding to purchase 109,068 shares of Series F Preferred Stock.

     As of December 31, 2003, options to purchase an aggregate of 4,133,777 shares of the Company Common Stock were outstanding under all of the Company stock plans.